EXHIBIT 10.20

                    AMENDED AND RESTATED GUARANTY AGREEMENT

      This Amended and Restated Guaranty Agreement (this "Guaranty") is made and entered into as of the 30th day of March, 1994 by OEDC PARTNERS, L.P. ("Guarantor"), by its General Partner OEDC, Inc., in favor of ENRON FINANCE CORP. ("EFC"), ENRON RESERVE ACQUISITION CORP. ("ERAC"), ENRON GAS MARKETING, INC. ("EGM") and CACTUS HYDROCARBON III LIMITED PARTNERSHIP ("Cactus III") (EFC, ERAC, EGM and Cactus III may be collectively referred to herein as "Enron").

      WHEREAS, reference for all purposes is hereby made to that certain Guaranty Agreement dated May 18, 1993, as amended by (i) that certain Amendment to Guaranty Agreement dated October 1, 1993, and (ii) that certain Amendment to Guaranty Agreement dated December 21, 1993, (collectively, the "Prior Guaranty");

      WHEREAS, pursuant to that certain Assignment dated June 9, 1993, but effective May 18, 1993, ERAC assigned to EGM all of the rights and interests in and to the Excess Gas Purchase Contract;

      WHEREAS, pursuant to that certain Assignment dated December 21, 1993, ERAC assigned all of its right, title and interest in and to the Purchase and Sale Agreement (insofar as same pertains to the Production Payment), the Conveyance of Production Payment and the Production and Delivery Agreement; and

      WHEREAS, Guarantor and Enron desire to amend and restate that Prior Guaranty as hereinafter set forth.

      NOW, THEREFORE, for and in the receipt of good and valuable consideration and to induce Enron to enter into the following agreements (collectively, the "Agreements"):

            A. Agreement of Limited Partnership of South Dauphin Partners Ltd. dated as of March 2, 1993 between OEDC Exploration and Production, L.P. and EFC, as amended by (i) that certain Agreement regarding Partnership dated May 18, 1993, (ii) that certain Amendment No. 1 to Agreement of Limited Partnership dated August 10, 1993, (iii) that certain Amendment No. 2 to Agreement of Limited Partnership dated October 1, 1993, (iv) that certain Amendment No. 3 to Agreement of Limited Partnership dated December 21, 1993, and (v) that certain Amendment No. 4 to Agreement of Limited Partnership dated of even date herewith;

            B. Purchase and Sale Agreement dated as of March 3, 1993 between South Dauphin Partners Ltd. and ERAC, as amended by (i) that certain Letter Agreement dated March 4, 1993, (ii) that certain Letter Agreement dated April 26, 1993, (iii) that certain Closing Agreement dated May 18, 1993, (iv) that certain Letter Agreement dated August 10, 1993, (v) that certain Letter Agreement dated October 1, 1993, (vi) that certain Letter

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      Agreement dated December 21, 1993 and (vii) that certain Letter Agreement dated of even date herewith;

            C. Conveyance of Production Payment dated May 18, 1993 from South Dauphin Partners Ltd. to ERAC, as amended by (i) that certain First Amendment to Conveyance of Production Payment dated August 10, 1993, (ii) that certain Second to Conveyance of Production Payment dated October 1, 1993, (iii) that certain Third Amendment to Conveyance of Production Payment dated December 21, 1993, and (iv) that certain Fourth Amendment to Conveyance of Production Payment dated of even date herewith;

            D. Production and Delivery Agreement dated May 18, 1993 between South Dauphin Partners Ltd. and ERAC, as amended by (i) that certain First Amendment to Production and Delivery Agreement dated August 10, 1993, (ii) that certain Second Amendment to Production and Delivery Agreement dated October 1, 1993, (iii) that certain Third Amendment to Production and Delivery Agreement dated December 21, 1993, and (iv) that certain Fourth Amendment to Production and Delivery Agreement dated of even date herewith;

            E. Excess Gas Purchase Contract dated May 18, 1993 by and between South Dauphin Partners Ltd. and ERAC, as amended by (i) that certain First Amendment to Excess Gas Purchase Contract dated August 10, 1993, (iii) that certain Second Amendment to Excess Gas Purchase Contract dated October 1, 1993, (iii) that certain Third Amendment to Excess Gas Purchase Contract dated December 21, 1993, and (iv) that certain [Amended and Restated Excess Gas Purchase Contract dated of even date herewith (all such amendments being by and between South Dauphin Partners Ltd. and Enron Gas Marketing, Inc., successor to the interest of ERAC); and

            F. Area of Interest Agreement dated as of May 18, 1993 between OEDC Exploration and Production L.P. and EFC;

to which reference is hereby made for all purposes, Guarantor, acting herein by OEDC, Inc., its duly appointed, authorized and empowered General Partner, guarantees unto Enron, and its successors and assigns, the prompt and full payment, compliance, performance and observance of (i) all obligations, undertakings, responsibilities and covenants required to be paid, complied with, performed or observed by OEDC EXPLORATION & PRODUCTION, L.P. under each of documents described in items B, C, D, E and F above, (ii) the representations and warranties of OEDC Exploration & Production, L.P., under Section 3.02 of the Agreement of Limited Partnership described in item A above, and (iii) the covenants of OEDC EXPLORATION & PRODUCTION, L.P. under Sections 4.01, 4.03, 4.05 and 12.03 of the Agreement of Limited Partnership described in item A above with respect to any tax payments or contractual obligations of South Dauphin

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Partners Ltd., including without limitation those contractual obligations set forth in Section 6.01(iii), (iv) and (viii); provided that the foregoing guaranty shall not extend or apply to any liabilities of South Dauphin Partners Ltd. arising out of or in connection with any breach of a duty of South Dauphin Partners Ltd. that is not expressly contained in an agreement, whether such breach arises out of a tort, strict liability or otherwise, except to the extent that any such liabilities arise out of the failure to comply with clause (viii) of Section 6.01 of the Agreement of Limited Partnership identified as item A above.

      The liability of Guarantor under this Guaranty is direct and unconditional and may be enforced by Enron, its successors or assigns, without first exercising any rights or remedies which Enron, its successors or assigns, may have against OEDC Exploration & Production, L.P., or its respective successors or assigns under the Agreements or otherwise, and such liability shall be to the same extent as the liability of OEDC Exploration & Production, L.P., to Enron that arises out of the matters that are guaranteed hereunder. Guarantor hereby agrees that Enron its successors and assigns, may from time to time extend the time for payment, performance or observance of any or all of the obligations, liabilities, undertakings, responsibilities and covenants required to be paid, performed or observed by OEDC Exploration & Production, L.P., under the Agreements or amend or change the terms of the Agreements without in any way affecting the liability of the undersigned hereunder.

      Guarantor hereby represents and warrants that it has full power, right and authority to enter into and deliver this Agreement and to carry out the terms and conditions hereof; that the execution, delivery and performance of this Agreement by Guarantor has been authorized by all necessary partnership action; that such execution, delivery and performance does not conflict with any other agreement or arrangement to which Guarantor is a party or by which it is bound; that no condition or any circumstance exists which would prevent Guarantor from faithfully and fully carrying out the provisions of this Guaranty; and that no consent, approval or waiver of any governmental entity or person is necessary for the execution, delivery and performance of this Guaranty.

      Further, Guarantor represents and warrants that (i) the audited financial statements of Guarantor dated as of December 31, 1992 and (ii) the unaudited financial statements of Guarantor dated as of December 31, 1993, both furnished to Enron, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly and accurately reflect the financial condition of Guarantor as of such dates, and since October 31, 1993
(A) there has been no change in the assets, liabilities or financial condition of Guarantor from that set forth in such latest statement, other than changes in the ordinary course of business that have not been, either in any case or in the aggregate, materially adverse and (B) neither the business, operations or affairs of Guarantor, nor any of its properties or assets has been materially adversely affected by any occurrence or development regardless of whether insured against.

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      During the term of this Guaranty, quarterly within sixty (60) days after the end of each fiscal quarter of Guarantor and annually within 120 days after the end of each fiscal year of Guarantor, Guarantor shall furnish Guarantor's financial statements as of the end of and for such period, including a balance sheet and statements of income, stockholder's equity and cash flow, prepared in accordance with generally accepted accounting principles and, with respect to the annual financial statements, accompanied by a report of the Guarantor's independent certified public accountants stating that their examination was made in accordance with generally accepted auditing standards and that in their opinion such financial statements fairly present Guarantor's financial condition, results of operations and changes in financial position in accordance with generally accepted accounting principles consistently applied.

      This Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of Texas. If any term, clause or provision of this Guaranty is ever held illegal, invalid or unenforceable, the remainder of this Guaranty shall not be affected but shall remain in full force in accordance with the terms hereof.

      Neither this Guaranty nor any of the obligations hereunder shall ever be assigned or transferred by Guarantor, except with the prior written consent of Enron. Subject to the foregoing, this Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      The rights of Enron under this Guaranty shall not exclude, or be in lieu of, any other legal or equitable rights of Enron against OEDC Exploration & Production, L.P., under the Agreements but shall be in addition to all such other legal and equitable rights of Enron thereunder.

      The terms and provisions of this Guaranty shall supersede and replace the terms and provisions of the Prior Guaranty insofar as the same are amended hereby. Notwithstanding the foregoing, nothing herein shall release Guarantor from any liability that it may have previously accrued pursuant to the Prior Guaranty.

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first set forth above.

                              OEDC PARTNERS, L.P.,

                              By:  OEDC, Inc., its General Partner

                              By: /s/ GAYLEN J. BYKER
                                      Gaylen J. Byker
                                      Vice President

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